Exhibit 10.2

FIRST AMENDMENT
TO
LOAN AND SECURITY AGREEMENT

This First Amendment to Loan and Security Agreement is entered into as of May 10, 2018 (the “Amendment”), by and between MONTAGE CAPITAL II, L.P. (“Lender”) and BRIDGELINE DIGITAL, INC. (“Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of October 10, 2017 and as amended from time to time (the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.     Borrower acknowledges that there is an existing and uncured Event of Default arising from Borrower’s failure to comply with the Adjusted EBITDA covenant set forth in Section 5.3(b) of the Agreement for the period ended March 31, 2018 (the “Covenant Default”). Subject to the conditions contained herein and performance by Borrower of all of the terms of the Agreement after the date hereof, Lender waives the Covenant Default. Lender does not waive Borrower’s obligations under such section after the date hereof, and Lender does not waive any other failure by Borrower to perform its obligations under the Loan Documents.

2.     Notwithstanding anything to the contrary in the Agreement, Borrower acknowledges and agrees that the Second Trance Advance shall only be made available to Borrower upon Lender’s consent, at Lender’s sole discretion.

3.     Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and no Event of Default has occurred and is continuing (other than the Covenant Default).

4.     Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Agreement, as in effect prior to the date hereof. Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5.     This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original hereof.

6.     As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:

(a)     payment of a waiver fee in the amount of $5,000 plus all Lender Expenses incurred through the date of this Amendment; and

(b)     such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BRIDGELINE DIGITAL, INC. By: /s/ Michael D. Prinn Name: Michael D. Prinn Title: CFO
MONTAGE CAPITAL II, L.P. By: /s/ Michael Rose Name: Michael Rose Title: Managing Director